REFORMATION AND MODIFICATION OF
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
This REFORMATION AND MODIFICATION OF UNSECURED CREDIT AGREEMENT (the “Reformation”) is made and entered into as of July 3, 2014, but effective as of August 21, 2012, by and between Inland Real Estate Corporation, a Maryland corporation (“Borrower”) and KeyBank National Association, a national banking association, both individually as a “Lender” and as “Administrative Agent,” under the “Line of Credit Agreement” (as defined below) and the other Lenders under such Line of Credit Agreement.
R E C I T A L S:
A.    Borrower and Lenders entered into a Fifth Amended and Restated Credit Agreement, dated as of August 21, 2012 (as amended and modified, the “Line of Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Line of Credit Agreement.
B.    In Article I of the Line of Credit Agreement, the Borrower and Lenders provided that the definition of “Indebtedness” as to a Person includes, among other things, “(f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group).”
C.    The parties’ intent, as evidenced by their use of the defined term “Consolidated Outstanding Indebtedness” elsewhere in the Line of Credit Agreement, was to reference “Consolidated Outstanding Indebtedness” to encompass the concept of the “consolidated Indebtedness of the Consolidated Group” in the definition of “Indebtedness.”
D.    In Article I of the Line of Credit Agreement, the Borrower and Lenders provided in the definition of “Qualifying Unencumbered Property” that “[n]o asset shall be deemed to be unencumbered unless both such asset and all Capital Stock of the Subsidiary Guarantor owning such asset is unencumbered and neither such Subsidiary Guarantor nor any other intervening Subsidiary between the Borrower and such Subsidiary Guarantor has any Indebtedness for borrowed money (other than Indebtedness due to the Borrower).”
E.    The parties’ intent in the Line of Credit Agreement, as evidenced by Schedules 5 and 7 to the Second Amended and Restated Term Loan Agreement, dated as of August 21, 2012 by and among Borrower, KeyBank National Association, a national banking association, both individually as a “Lender” and as “Administrative Agent” and the other Lenders (as amended and modified, the “Syndicated Loan Agreement”), Schedules 5 and 7 to the Line of Credit Agreement, and Schedules 1.1 and 4.26 to the Unsecured Loan Agreement between Borrower and Wells Fargo Bank, National Association, as Lender, entered into as of November 15, 2011, as amended and modified (the “Wells Fargo Loan Agreement”), was to permit Subsidiaries to guarantee the obligations of the Borrower as borrower under the Syndicated Loan Agreement and Wells Fargo Loan Agreement without such Guarantee Obligations causing any of the respective assets of these Subsidiaries to fail to be Qualifying Unencumbered Property.
F.    The Borrower and Lenders desire to reform and amend the Line of Credit Agreement to more clearly reflect their intent and ensure that certain Guarantee Obligations of Subsidiaries not cause any of the respective assets of these Subsidiaries to fail to be Qualifying Unencumbered Property.
NOW, THEREFORE, the Line of Credit Agreement shall be reformed and amended, effective as of the Effective Date, as follows:

1.Reformation of Line of Credit Agreement. Article I, titled Definitions, of the Line of Credit Agreement is hereby reformed and amended by deleting the existing versions of the defined terms “Indebtedness” and “Qualifying Unencumbered Property” and replacing them with the following, respectively:

“Indebtedness” of any Person at any date means without duplication,
(a)all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person,
(b)all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP,
(c)any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
(d)the attributable Indebtedness of such Person with respect all Capitalized Lease Obligations and Synthetic Lease Obligations,
(e)all obligations of such Person in respect of acceptances issued or created for the account of such Person,
(f)all Guarantee Obligations of such Person (excluding in any calculation of Consolidated Outstanding Indebtedness, Guarantee Obligations of one member of the Consolidated Group in respect of obligations of any other member of the Consolidated Group),
(g)all reimbursement obligations of such Person for letters of credit and other contingent liabilities,
(h)all net obligations of such Person under Swap Contracts, and
(i)all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Qualifying Unencumbered Property” means any Stabilized Retail Project which as of any date of determination,
(a)is wholly owned by a Subsidiary Guarantor, in fee simple or under the terms of a Financeable Ground Lease,
(b)is located in the United States,
(c)is not, nor is any interest of the Borrower or any Subsidiary therein, subject to any lien other than Permitted Liens set forth in Sections 6.16(a) through 6.16(d) or a Negative Pledge;
(d)with respect to which
i.none of the Borrower’s direct or indirect ownership interest in such Subsidiary Guarantor is subject to any lien, or agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project), other than this Agreement, the Second Amended and Restated Term Loan Agreement of even date herewith evidencing the Term Loan (the “Syndicated Loan Agreement”) and the Unsecured Loan Agreement between Borrower and Wells Fargo Bank, National Association, as Lender, entered into as of November 15, 2011, as amended and modified (the “Wells Fargo Loan Agreement”), which prohibits or limits the ability of such Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any Projects or Capital Stock of such Subsidiary Guarantor or to a Negative Pledge; and
ii.the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Project and (y) to create a Lien on such Project as security for Indebtedness of the Borrower or such Subsidiary Guarantor, as applicable, other than, with respect to this clause

(y) only, the consent of the lenders under this Agreement, the Syndicated Loan Agreement or the Wells Fargo Loan Agreement, to the extent consent is required under such agreements;

(e)is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project) which entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.16(a) through 6.16(d)) on any Project or Capital Stock of such Subsidiary Guarantor or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause);
(f)is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Project as evidenced by a certification of the Borrower; and
(g)when aggregated with all other Qualifying Unencumbered Properties, results in the Qualifying Unencumbered Properties as a whole having at least eighty percent (80%) of their aggregate gross leasable area physically occupied.
No asset shall be deemed to be unencumbered unless such asset, all Capital Stock of the Subsidiary Guarantor owning such asset, and all Capital Stock of each intervening Subsidiary between the Borrower and such Subsidiary Guarantor are unencumbered.
2.Non-Impairment. Except as expressly provided herein, nothing in this Reformation shall alter or affect any provision, condition, or covenant contained in any of the Loan Documents or affect or impair any rights, powers, or remedies of Lenders, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly reformed and modified hereby; provided, that for purposes of avoiding ambiguity, Lenders acknowledges and agrees that to the extent a breach of a Loan Document, a Default or an Unmatured Default would have occurred prior to the date of entry into this Reformation but for the corrections and modifications contained in, or otherwise effected by, this Reformation, no such breach, Default or Unmatured Default has occurred.

3.Counterparts. This Reformation may be executed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Borrower and the Lenders, individually and in their respective capacities as Agents, have executed this Reformation as of the date first above written.
INLAND REAL ESTATE CORPORATION, a Maryland corporation

By:    /S/ BRETT A. BROWN
Name:    Brett A. Brown
Title:    Executive Vice President
Chief Financial Officer

2901 Butterfield Road
Oak Brook, IL 60523
Phone: (630) 218-7351
Facsimile: (630) 218-7350
Attention: Mark E. Zalatoris
Email: zalatoris@inlandrealestate.com

COMMITMENT:                KEYBANK NATIONAL ASSOCIATION,
$30,000,000                    Individually and as Administrative Agent

By:    /S/ NATHAN WEYER
Name:    Nathan Weyer
Title:    Vice President

1200 Abernathy Road NE, Suite 1550
Atlanta, GA 30328
Phone: (216) 689-4660
Facsimile: (216) 689-3566
Attention: Kevin Murray
Email: Kevin_P_Murray@KeyBank.com

With a copy to:

KeyBank National Association
KeyBank Real Estate Capital
Mailcode OH-01-49-0424
4900 Tiedeman Road, 4th Floor
Brooklyn, OH 44144
Phone: (216) 813-1603
Facsimile: (216) 370-6206
Attention: John P. Hyland

COMMITMENT:                BANK OF AMERICA, N.A.,
$35,000,000                    Individually and as Co-Syndication Agent

By:    /S/ GEORGE T. WILLIAMS JR.
Name:    George T. Williams Jr.
Title:    Vice President

Bank of America, N.A.
101 South Tryon Street
NC1-007-11-15
Charlotte, NC 28255-0001
Phone: (980) 386-7296
Facsimile: (980) 386-6434
Attention: Kay P. Ostwalt
Email: kay.p.ostwalt@baml.com

COMMITMENT:                WELLS FARGO BANK, NATIONAL
$35,000,000                    ASSOCIATION,
Individually and as Co-Syndication Agent

By:    /S/ WINITA LAU
Name:    Winita Lau
Title:    Vice President

Wells Fargo Bank
123 North Wacker Drive, Suite 1900
Chicago, IL 60606
Phone: (312) 269-4809
Facsimile: (312) 782-0969
Attention: Karen Skutt
Email: karen.t.skutt@wellsfargo.com

COMMITMENT:                RBS CITIZENS, NATIONAL ASSOCIATION,
$25,000,000                    d/b/a CHARTER ONE,
Individually and as Co-Documentation Agent

By:    /S/ MICHELLE M. DAWSON
Print Name:    Michelle M. Dawson
Title:    Vice President

RBS Citizens, d/b/a Charter One
1215 Superior Avenue, 6th Floor
Cleveland, OH 44114
Phone: (216) 277-0199
Facsimile: (216) 277-4607
Attention: Donald W. Woods
Email: donald.w.woods@rbscitizens.com

COMMITMENT:                BANK OF MONTREAL,
$25,000,000                    Individually and as Co-Documentation Agent

By:    /S/ LLOYD BARON
Print Name:    Lloyd Baron
Title:    Vice President

Bank of Montreal
115 South LaSalle Street, 5 East
Chicago, IL 60603
Phone: (312) 461-6364
Facsimile: (312) 461-2968
Attention: Aaron Lanski
Email: aaron.lanski@harrisbank.com

COMMITMENT:                PNC BANK, NATIONAL ASSOCIATION
$25,000,000

By:    /S/ JOEL DALSON
Print Name:    Joel Dalson
Title:    Senior Vice President

PNC Real Estate
One North Franklin Street, Suite 2150
C-L01-21
Chicago, IL 60606
Phone: (312) 338-2226
Facsimile: (312) 384-4623
Attention: Joel G. Dalson
Email: joel.dalson@pnc.com